As filed with the Securities and Exchange Commission on May 10, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________
Sharecare, Inc.
(Exact name of registrant as specified in its charter)
__________________________

Delaware	255 East Paces Ferry Road NE, Suite 700 Atlanta, Georgia 30305 (404) 671-4000	85-1365053
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________________	(I.R.S. Employer Identification No.)
Sharecare, Inc. 2021 Omnibus Incentive Plan
(Full title of the plan) __________________________
Jeff Arnold Chief Executive Officer Sharecare, Inc. 255 East Paces Ferry Road NE, Suite 700 Atlanta, Georgia 30305 (404) 671-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service) __________________________
Copies to: Carrie Ratliff Chief Legal Officer Sharecare, Inc. 255 East Paces Ferry Road NE, Suite 700 Atlanta, GA 30305 (404) 671-4000

__________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☒
Non-accelerated filer:	☐	Smaller reporting company:	☐
		Emerging growth company:	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
__________________________

NOTE
REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Sharecare, Inc., a Delaware corporation (the “Registrant”), to register 35,012,616 additional shares of common stock, par value $0.0001 per share (the “Common Stock”), reserved for potential future issuance under the Registrant’s 2021 Omnibus Incentive Plan (the “Incentive Plan”) pursuant to the provision of the Incentive Plan providing for an automatic annual increase in the number of shares reserved for issuance under the Incentive Plan for the 2022 and 2023 fiscal years. These shares are being registered so that they will be available for potential future issuances to employees and other recipients over the course of the term of the Incentive Plan and are not being registered in anticipation of any currently contemplated issuances. This Registration Statement hereby incorporates by reference the contents of the Registrant’s earlier registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2021 (Registration No. 333-259344) to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant is incorporating by reference into this Registration Statement the filings listed below and any additional documents that the Registrant may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:
•the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023 (the “Annual Report”);
•the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 10, 2023;
•the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 25, 2023 (solely to the extent incorporated by reference into Part III of the Annual Report);
•the Registrant’s Current Reports on Form 8-K filed with the SEC on January 11, 2023, January 30, 2023, February 16, 2023, February 17, 2023, and March 15, 2023 (in each case, excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K unless otherwise indicated therein); and
•the description of the Registrant’s shares of common stock contained in the Registrant’s Registration Statement on Form 8-A12B/A filed with the SEC on July 1, 2021 and any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Annual Report.
Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.     Exhibits
    The following are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit
3.1
Fourth Amended and Restated Certificate of Incorporation of Sharecare, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A12B/A, filed with the SEC on July 1, 2021).

3.2
Certificate of Designations for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A12B/A, filed with the SEC on July 1, 2021).

3.3
Amended and Restated Bylaws of Sharecare, Inc. (incorporated by reference to Exhibit 3.3 of Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A12B/A, filed with the SEC on July 1, 2021).

4.1
Form of Specimen Common Stock Certificate of Sharecare, Inc. (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A12B/A, filed with the SEC on July 1, 2021).

4.2	Sharecare, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 8, 2021).
4.3
Form of Stock Option Grant Notice for Named Executive Officers (incorporated by reference to Exhibit 10.4 of Amendment No. 1 to the Registrant’s Current Report on Form 8-K/A, filed with the SEC on August 12, 2021).

4.4	Form of Restricted Stock Unit Grant Notice (incorporated by reference to Exhibit 10.5 of Amendment No. 1 to the Registrant’s Current Report on Form 8-K/A, filed with the SEC on August 12, 2021).
4.5	Form of Stock Option Grant Notice (incorporated by reference to Exhibit 10.6 of Amendment No. 1 to the Registrant’s Current Report on Form 8-K/A, filed with the SEC on August 12, 2021).
4.6
Form of Stock Option Award Agreement (for awards previously issued under the Sharecare, Inc. 2010 Equity Incentive Plan) (incorporated by reference to Exhibit 10.5 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022).

4.7
Form of Stock Option Award Agreement (for awards previously issued under the Sharecare, Inc. 2020 Equity Incentive Plan) (incorporated by reference to Exhibit 10.6 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022).

4.8
Form of Restricted Stock Unit Grant Notice (incorporated by reference to Exhibit 10.26 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023).

4.9
Form of Performance Restricted Stock Unit Grant Notice (incorporated by reference to Exhibit 10.27 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023).

5.1*	Opinion of King & Spalding LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of King & Spalding LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature pages).
107*	Filing Fee Table.

*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 10, 2023.

Sharecare, Inc.

By:	/s/ Jeffrey T. Arnold
Name: Jeffrey T. Arnold Title: Chief Executive Officer, Chairman and Director

POWER OF ATTORNEY
Each person whose signature appears below appoints Jeff Arnold, Justin Ferrero, Colin Daniel and Carrie Ratliff, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the Registrant, to sign any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Registrant to comply with the Securities Act and to file the same, with all exhibits thereto, and any other documentation in connection therewith, with the SEC, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on May 10, 2023.

Signature	Title
/s/ Jeffrey T. Arnold	Chief Executive Officer and Chairman (Principal Executive Officer)
Jeffrey T. Arnold
/s/ Justin Ferrero	Chief Financial Officer (Principal Financial Officer)
Justin Ferrero
/s/ Michael Blalock	Chief Accounting Officer (Principal Accounting Officer)
Michael Blalock
/s/ Jeffrey A. Allred	Director
Jeffrey A. Allred
/s/ John H. Chadwick	Director
John H. Chadwick
/s/ Sandro Galea	Director
Sandro Galea
/s/ Kenneth R. Goulet	Director
Kenneth R. Goulet
/s/ Brent Layton	Director
Brent Layton
/s/ Veronica Mallet	Director
Veronica Mallet
/s/ Alan G. Mnuchin	Director
Alan G. Mnuchin
/s/ Rajeev Ronanki	Director
/s/ Rajeev Ronanki
/s/ Jeffrey Sagansky	Director
Jeffrey Sagansky